                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                       ----------------------------------
                 (Date of earliest event reported): July 7, 2000



                             NETSCOUT SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                    0000-26251             04-2837575
----------------------------------- ------------------- ------------------------
(State or Other Jurisdiction of         (Commission          (IRS Employer
         Incorporation)                File Number)        Identification No.)



      4 Technology Park Drive
       Westford, Massachusetts                                   01886
----------------------------------------                ------------------------
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (978) 614-4000


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Item 5.  OTHER EVENTS.
         ------------

NETSCOUT SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                           PRO FORMA           PRO FORMA
                                                        NETSCOUT        NEXTPOINT         ADJUSTMENTS          COMBINED
                                                   ----------------------------------------------------------------------
Revenue:
     Product                                            $38,551          $     -            $     -              $38,551
     Service                                              8,404               61                  -                8,465
     License and royalty                                  7,033              963                  -                7,996
                                                        -------          -------            -------              -------
          Total revenue                                  53,988            1,024                  -               55,012
                                                        -------          -------            -------              -------

Cost of revenue:
     Product                                             13,357                -                  -               13,357
     Service                                              1,452               30                  -                1,482
     License                                                  -               16                  -                   16
                                                        -------          -------            -------              -------
          Total cost of revenue                          14,809               46                  -               14,855
                                                        -------          -------            -------              -------

Gross margin                                             39,179              978                  -               40,157
                                                        -------          -------            -------              -------

Operating expenses:
     Research and development                             6,911              828                552 E              8,291
     Sales and marketing                                 18,976            1,899                  -               20,875
     General and administrative                           3,943            1,443                  -                5,386
     Stock-based compensation                                 -              121               (121)D                  -
     Amortization of intangible assets                    2,666                -              2,568 A              5,234
     In-process research and development                    268                -               (268)G                  -
                                                        -------          -------            -------              -------
          Total operating expenses                       32,764            4,291              2,731               39,786
                                                        -------          -------            -------              -------

Income (loss) from operations                             6,415           (3,313)            (2,731)                 371
Interest income (expense), net                            2,142           (1,899)              (229)B                 14
                                                        -------          -------            -------              -------

Income (loss) before provision for income taxes           8,557           (5,212)            (2,960)                 385
Provision for income taxes                                5,014                -             (4,619) C               395
                                                        -------          -------            -------              -------

Net income (loss)                                       $ 3,543          $(5,212)           $ 1,659              $   (10)
                                                        =======          =======            =======              =======

Basic net income (loss) per share                       $  0.13                                                  $ (0.00)
Diluted net income (loss) per share                     $  0.12                                                  $ (0.00)
Shares used in computing:
     Basic net income (loss) per share                   27,561                               1,178 F             28,739
     Diluted net income (loss) per share                 28,955                                                   28,739


           See accompanying notes to the unaudited pro forma combined financial information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.  PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

The foregoing unaudited pro forma combined financial information gives effect to the acquisition by NetScout Systems, Inc. ("NetScout") of NextPoint Networks, Inc. ("NextPoint") in a transaction accounted for using the purchase method. The unaudited pro forma combined statement of operations is based on the individual statements of operations of NetScout for the six months ended September 30, 2000 and NextPoint for the period from April 1, 2000 to July 7, 2000 as if the acquisition occurred on April 1, 2000. The results of operations of NextPoint subsequent to July 7, 2000 have been included in NetScout's statement of operations for the six months ended September 30, 2000. The unaudited pro forma combined statement of operations for the six months ended September 30, 2000 excludes $1.1 million of revenue and $1.8 million of net loss related to NextPoint for the three months ended March 31, 2000.

On July 7, 2000, NetScout acquired all of the outstanding common and preferred stock of NextPoint in exchange for 1,831,518 shares of NetScout common stock and $19.6 million in cash. NetScout also issued options and warrants exercisable for 298,647 shares of NetScout common stock in exchange for all outstanding options and warrants of NextPoint common stock. In addition 267,602 shares of NetScout common stock have been reserved and will be issued to two founding shareholders and employees of NextPoint in accordance with the terms of the acquisition. The initial value of the acquisition was $53.1 million based on the fair value of the consideration paid plus direct acquisition costs.

2.  PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL
    INFORMATION

         A. The initial purchase price of $53.1 million is based on the consideration paid to NextPoint stockholders including common stock, options, warrants and cash plus acquisition related expenses. The purchase price was allocated as follows (in thousands):

                  Tangible net assets                                   $ 3,709
                  Intangible assets acquired:
                           Goodwill                                      45,142
                           Completed technology                           2,166
                           Customer base                                  1,100
                           Assembled workforce                              700
                           In-process research and development              268
                                                                        -------
                  Total purchase price allocation                       $53,085
                                                                        =======

                  Based on an estimated useful life of three to five years for such intangible assets, the unaudited pro forma combined financial information includes an adjustment of $2.6 million for the six months ended September 30, 2000 for amortization expense.

         B. Decrease in interest income resulting from cash payment of $19.6 million and the repayment of notes payable for $3.3 million.

         C. Decrease in provision for income taxes as a result of the various pro forma adjustments.

         D. Elimination of stock-based compensation expense related to options issued by NextPoint prior to the acquisition.

         E. Increase in research and development expense for the amortization of deferred compensation expense on unvested options issued by NetScout in exchange for unvested NextPoint options and for the amortization of deferred compensation on common stock issued to two founding shareholders and employees on NextPoint during the unaudited pro forma period presented.

         F. Basic and diluted net loss per share assumes that the 1,831,518 shares of NetScout's common stock issued in the acquisition were outstanding for the entire period and assumes 61,548 shares of NetScout's common stock were issued to two founding shareholders and employees of NextPoint as they remained continuously employed by NetScout during the unaudited pro forma combined statements of operations for the six months ended September 30, 2000. All potential common stock has been excluded from the calculation of pro forma net loss per share as their inclusion would be anti-dilutive.

         G. To eliminate the one-time write-off of in-process research and development as a result of the acquisition.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NETSCOUT SYSTEMS, INC.

January 2, 2001
                                   By:     /s/ Anil K. Singhal
                                        ----------------------------------------
                                          Anil K. Singhal
                                          Chairman and Chief Executive Officer